UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                       November 15, 2004

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400
Irvine, CA 92612
(949) 255-7100
(Address and telephone number of Registrant)

Item 1.01.  Entry into a Material Definitive Agreement

     Attached as Exhibit 99.1 is the Severance Benefits Agreement dated as of November 1, 2004 by and between CareerStaff Unlimited, Inc., a subsidiary of Sun Healthcare Group, Inc., and Richard L. Peranton, who became the President of CareerStaff Unlimited, Inc. on November 1, 2004. The Severance Benefits Agreement provides that in the event of termination of Mr. Peranton's employment without Good Cause, or by Mr. Peranton for Good Reason within one year after a Change in Control (each as defined in the Agreement), then Mr. Peranton would be entitled to a lump sum severance amount equal to 100% of his annual base salary. The Agreement was executed by Mr. Peranton on November 15, 2004 to be effective as of November 1, 2004.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jennifer L. Botter
Name: Jennifer L. Botter
Title: Vice President and Corporate Controller

Dated:  November 18, 2004

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